Exhibit 3.19
090330000
New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us
(This form must be printed or typed in black ink)
ARTICLES OF ORGANIZATION
OF
Local Fiber, LLC
  (Insert name of Limited Liability Company)
Under Section 203 of the Limited Liability Company Law
FIRST: The name of the limited liability company is: Local Fiber, LLC
SECOND: The county within this state in which the office of the limited liability company is to be located is: NewYork
THIRD: The Secretary of State is designated as agent of the limited liability company upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him or her is:
c/o FiberNet Telecom Group, Inc.
220 West 42nd Street, 13th fl, Attention: General Counsel
New York, NY 10036

/s/ Charles Wiesenhart	Charles Wiesenhart
(signature of organized)	(print or type name of organizer)

090330000
ARTICLES OF ORGANIZATION
OF
Local Fiber, LLC
  (Insert name of Limited Liability Company)
Under Section 203 of the Limited Liability Company Law

Filed by:	Charles Wiesenhart (Name)	STATE OF NEW YORK DEPARTMENT OF STATE
	220 West 42nd Street 13th fl (Mailing address) New York, NY 10036 (City, State and ZIP code)	FILED MAR 30 2009 TAX $ _______________ BY: __________________
NOTE; This form was prepared by the New York State Department of State for filing articles of organization for a domestic limited liability company. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of Stare recommends that legal documents be prepared under the guidance of an attorney. The certificate must be submitted with a $200 filing fee made payable to the Department of State.

STATE OF NEW YORK
DEPARTMENT OF STATE
     I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on September 14, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

090721000833
ACR-41
New York State
Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us
CERTIFICATE OF PUBLICATION
OF
LOCAL FIBER, LLC

(Name of Domestic Limited Liability Company)
Under Section 206 of the Limited Liability Company Law
     The undersigned is the Authorized Person
                                                    (Title*)
     of LOCAL FIBER, LLC
     (Name of Domestic Limited Liability Company)
     If the name of the limited liability company has changed, the name under which it was organized is:
     The articles of organization were filed by the Department of State on: 3/30/2009
     The published notices described in the annexed affidavits of publication contain all of the information required by Section 206 of the Limited Liability Company Law.
     The newspapers described in such affidavits of publication satisfy the requirements set forth in the Limited Liability Company Law and the designation made by the county clerk.
     I certify the foregoing statements to be true under penalties of perjury.

7/21/09
(Date)

/s/ Nyisha Shakur
(Signature)

Nyisha Shakur, Authorized Person
(Type or Print Name)

*	This certificate must be signed by a member, manager, authorized person or attorney-in-fact. If the certificate is signed by an attorney-in-fact, include the name and title of the person for whom the attorney-in-fact is acting. (Example, John Smith, attorney-in-fact for Robot Johnson, member.)

Affidavit of Publication
Under Section 206 of the
Limited Liability Company Law
State of New York
County of New York, ss.:
The undersigned is the Publisher of the NEW YORK LAW JOURNAL, a Daily Newspaper published in New York, New York. A notice regarding Local Fiber, LLC was published in said newspaper once in each week for six successive weeks, commencing on 06/03/09 and ending on 07/08/09. The Text of the Notice as published in said newspaper is as set forth below. This newspaper has been designated by the Clerk of New York County for this purpose.

George Dillehay, Publisher
By:	/s/ Nellie Gonzaler
Nellie Gonzaler, Authorized Designee of the
Publisher

SWORN TO BEFORE ME, this 8th day of July, 2009
/s/ Cynthia Byrd
Notary Cynthia Byrd

Cynthia Byrd
Notary Public, State of New York
No. 01BY6056945
Qualified in Kings County
Commission Expires April 09, 2011
NOTICE OF FORMATION of Local Fiber, LLC. Arts, of Org. filed with NY Dept. of State on 3/30/09. Office location: NY County. Sec. of State designated as agent of LLC upon whom process against it may be served and shall mail process to the principal business addr.: c/o FiberNet Telecom Group, Inc., 220 W. 42nd St., 13th Fl., NY, NY 10036, Attn: General Counsel. Purpose: any lawful activity. 1241505 ju3-W jy8

Affidavit of Publication
Under Section 206 of the Limited Liability Company Law State of New York, County of New York, ss.:
the undersigned is the publisher of Real Estate Weekly, a weekly newspaper published in New York, New York. A notice regarding
Local Fiber, LLC
was published in said newspaper once in each week for six successive weeks, commencing on 6/3/09 and ending on 7/8/09.
The text of the notice as published in said newspaper is as set forth below, or in the annexed exhibit. This newspaper has been designated by the Clerk of New York County for this purpose.

/s/ Nataly Young	(signature)
Nataly Young	(printed name)
Authorized Designee of Christopher Hagedom, Publisher of Real Estate Weekly

Subscribed and sworn to before me, this 8th day of July 2009

/s/ Karen A. Wong
KAREN A. WONG
Notary Public, State of New York No.01WO6053975 Qualified in Westchester County Term Expires Jan. 22, 2011

Notice of Formation of Local Fiber, LLC. Arts, of Org. filed with NY Dept. of State on 3/30/09. Office location: NY County. Sec. of State designated as agent of LLC upon whom process against it may be served and shall mail process to the principal business addr.: c/o FiberNet Telecom Group, Inc., 220 W. 42nd St., 13th Fl., NY, NY 10036, Attn: General Counsel. Purpose: any lawful activity.

090721000833
CERTIFICATE OF PUBLICATION
OF
LOCAL FIBER, LLC

(Name of Domestic Limited Liability Company)
Under Section 206 of the Limited Liability Company Law

Filed by:	Mintz, Levin, Gohn, Ferris, Glovsky and Popeo, P.C.
(Name)
	666 Third Avenue	ACR-41
(Mailing Address)
	New York NY 10017	DRAWDOWN
(City, State and ZIP Code)
Note: This form was prepared by the New York State Department of State for filing a certificate of publication for a domestic limited liability company. You are not required to use this form. You may draft your own form or use forms available from legal stationery stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. This certificate of publication, with the affidavits of publication of the newspapers annexed thereto, must be submitted with a $50 filing fee payable to the Department of State.
(For office use only)

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JUL 21 2009
TAX $
BY: WC
Attach this page after the affidavits of publication.

STATE OF NEW YORK
DEPARTMENT OF STATE
     I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on September 14, 2010.
/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

CT-07	091001000
CERTIFICATE OF CHANGE
OF
Local Fiber, LLC
     Under Section 211-A of the Limited Liability Company Law
1. The name of the limited liability company is: Local Fiber, LLC
2. The date of filing of the original articles of organization with the Department of State is 3/30/2009.
3. The change(s) effected hereby are:
To change the post office address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the limited liability company which may be served on him to read as follows: c/o C T Corporation System, 111 Eighth Avenue, New York, NY 10011.
     To designate C T CORPORATION SYSTEM located at 111 Eighth Avenue, New York, NY 10011 as its registered agent in New York upon whom all process against the limited liability company may be served.

/s/ Christopher P. Yost
Christopher P. Yost, Authorized Person

CT-07	091001000

Certificate of Change
(Title of Document)
OF Local Fiber, LLC	STATE OF NEW YORK DEPARTMENT OF STATE
(Entity Name)	FILED
OCT - 1 2009
Under Section 211-A of the Limited Liability Company Law
TAX $
BY: Illegible
Filed by:
Cybelle Simoneau
(Name)
901 Front Street, Suite 200
(Mailing address)
Louisville, CO 80027
(City, State and ZIP code)